UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2007 (October 19, 2007)

Catuity Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30045	38-3518829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2340 Commonwealth Dr, , Suite C Charlottesville, VA 22901	(434) 979-0724
(Address of principal executive offices)	(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b), under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c), under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 31, 2007 Catuity Inc. (the “Company”) entered into new employment agreement with Alfred H. (John) Racine as President, CEO and Director of the Company. Mr. Racine has held those positions since September 2004. The contract is effective on November 1, 2001 for an initial term of six months with an automatic extension for an additional six months in the event that Catuity has not yet completed a material transaction, such as the sale of its patents and other intellectual property. Under the terms of the agreement, Mr. Racine is entitled to annualized compensation of $100,000; the reimbursement of family medical benefits and other customary expenses. The contract also confirms that Mr. Racine is owed $67,525 in unpaid compensation for the period ended October 31, 2007. Under certain circumstances the Company may owe Mr. Racine up to 12 months of severance. As of November 1, 2007, Mr. Racine will be the only employee, executive officer and board member for the Company. Mr. Racine’s contract provides for his ability to perform other outside work, including providing advisory and consulting services to the company’s preferred shareholders and unsecured creditors. See Exhibit 10.1.

On October 31, 2007, the Company sold an unlimited, non-exclusive source license to the Catuity Advanced Loyalty System owned by the Company to Original Ink LLC for $10,000.00 and future royalties. Original Ink is owned and controller one hundred percent by John Racine, the Company’s CEO, and his wife. The source code for the processing platform commonly known as CALS enabled loyalty and stored value programs. A non-exclusive source code agreement does not restrict the ability of Catuity to sell, license or otherwise profit from the use of its source code. See Exhibit 10.2.

On November 1, 2007, the Company entered into an unsecured Convertible Promissory Note with GOTTBETTER CAPITAL MASTER, LTD. The promissory note (the “Note”) is for an amount equal to $60,000. (the “Initial Principal Amount”). The Holder shall purchase the Promissory Note for $50,000 (the “Purchase Price”). The term of this Note is for six months from the date hereof, after which this Note shall become due and payable in full. This Note may be prepaid at any time, in whole or in part, without penalty. This Note is convertible at any time into shares of the Borrower’s common stock at a conversion price equal to 80% of the price of the Borrower’s common stock at the time of conversion. The Borrower agrees to have an adequate number of shares available at all times to satisfy the conversion of this Note. This Note shall, at the option of the Holder hereof upon written notice to the Borrower, become immediately due and payable in full upon the failure to make any payment within fifteen (15) days of its due date, filing by the Borrower of an assignment for the benefit of creditors, bankruptcy or other form of insolvency, or by suffering an involuntary petition in bankruptcy or receivership not vacated within thirty (30) days or any breach of the provisions of the provisions of Sections 6 or 7 of this Note. If this Note shall be in default and placed for collection, the Borrower shall pay all reasonable attorney fees and costs of collection. Payments shall be made to such address as may from time to time be designated by the Holder. This Note is unsecured. Mr. Racine, the company’s CEO, currently provides paid advisory and consulting services to Gottbetter Capital Master LTD, its affiliates, or its portfolio companies. Proceeds from the Convertible Promissory Note will be used for general corporate purposes. See Exhibit 10.3

Item 1.02 Termination of a Material Definitive Agreement

On October 25, 2007, following receipt of the Net Convertible Settlement Amount, the Company’s Senior Secured Lenders (the “Lenders”), jointly and severally, released the Company from the following specific security agreement: Security Agreement dated on or about November 21, 2006 by and between the Catuity and the Lenders. and release their security interest in the Collateral described in the Security Agreement and in following property of the Debtor: All personal property of the Debtor, wherever located, whether now owned or hereafter acquired and whether now existing or hereafter coming into existence, including but not limited to the Loyalty Magic Shares (as defined below). Lender has not assigned any claims or obligations covered by this Release to any other party. “Net Convertible Settlement Amount” means AUD $2,650,000, less reasonable attorneys fees to Arnold Bloch Leibler, Lawyers and Advisers in an amount not to exceed AUD $20,000 and less $50,000 in expenses to the Company, less the $75,000 plus accrued interest to be paid to Gottbetter for its $75,000 Note in accordance herewith and less the $75,000 plus accrued interest to be paid to BridgePointe for its $75,000 Note in accordance herewith. The gross amount accepted by the Lenders as satisfaction in full was approximately $115.000 less than what the agreements entitled them to receive. Gottbetter and BridgePoint remain preferred shareholders in Catuity Inc. Mr. Racine, the company’s CEO, currently provides paid advisory and consulting services to Gottbetter and Bridgepoint, their affiliates or their portfolio companies See Exhibit 10.4.

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 23, 2007, the Company entered into a liquidation agreement with the Lenders whereby the Lenders gained the right to sell the shares of the Company’s subsidiary Loyalty Magic (see 8K filed on August 29, 3007). On October 19, 2007, the Company, the Lenders and Wishlist Holdings (Wishlist) executed the Share Sale Agreement (Exhibit 10.5) whereby the Lenders agreed to sell 100% of the shares of Loyalty Magic to Wishlist and Catuity agreed to certain representations and warranties in order to facilitate the liquidation process. Loyalty Magic was sold by the Lenders for the sale price of $2,650,000 AUD. The proceeds of the sale were distributed in accordance with the Release and Satisfaction of Security Interest Agreement (Exhibit 10.4).

Item 5.02 Departure of Directors or Principal Officers

Effective October 31, 2007, Mr. Alexander S. Dawson, Mr. Clifford Chapman and Mr. Donald C. Campion resigned as directors of Catuity Inc. (the “Company”). Mr. Dawson’s, Mr. Chapman’s, and Mr. Campion’s resignations were not related to any disagreement between them and the Company on any matter relating to the Company’s operations, policies or practices.

Effective October 19, 2007 Mr. Graham McStay resigned his position as Chief Executive Officer and Director of Loyalty Magic and waived any claim against the company under his contract. Effective October 18, 2007, Ms. Debra Hoopes, Chief Financial Officer, and Mr. Alfred H. (John) Racine, President and CEO, also resigned their positions as Directors of Loyalty Magic as required by the Share Sale Agreement executed with Wishlist Holdings.

Effective October 31, 2007 Ms. Debra Hoopes, Chief Financial Officer, resigned her positions with the Company and it’s subsidiaries under the terms of her contract citing “ good reason”. Under the terms of the contract with Ms. Hoopes, Catuity owes Ms. Hoopes one year of salary at a rate of $185,000 per annum. The Company has acknowledged its obligation to Ms. Hoopes.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Racine Employment Contract
10.2	Racine Software License
10.3	Convertible Promissory Note
10.4	Release and Satisfaction of Security Interest
10.5	Share Sale Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATUITY INC. (Registrant)

By	/s/ John A. Racine
John A. Racine
President and Chief Executive Officer

Date: November 1, 2007